Exhibit 10.3

SERVICE MODULE

FOR

CUSTODIAL SERVICES

between

BTC RECIPIENT

and

STATE STREET

Custodial Services Service Module	| State Street

This Service Module for Custodial Services (the “Service Module”), dated as of [            ], 2013 (the “Service Module Effective Date”), is made and entered into by and between the iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “BTC Recipient”) and State Street Bank and Trust Company (“State Street”). The BTC Recipient and State Street are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the BTC Recipient desires to place and maintain all or a portion of its portfolio securities and other assets including cash in the custody of State Street;

WHEREAS, State Street has indicated its willingness to so act, subject to the terms and conditions of this Service Module;

NOW, THEREFORE, for and in consideration of the agreements set forth below and intending to be legally bound, the Parties hereby agree as follows:

1.	BACKGROUND.

1.1	Purpose. This Service Module is made and entered into with reference to the following:

(a)	The BTC Recipient and State Street entered into a Master Services Agreement dated as of April 21, 2011 (the “Master Services Agreement”), via a Participation Agreement dated as of [ ], 2013, which will form the basis for the Parties understanding with respect to the terms and conditions applicable to this Service Module.

(b)	Except as otherwise specified herein, this Service Module will incorporate the terms of the Master Services Agreement.

(c)	The Parties wish to enter into this Service Module under and pursuant to the Master Services Agreement to cover the certain custodial services described in more detail in this Service Module, and the schedules hereto (the “Custodial Services”).

1.2	Objectives. The BTC Recipient and State Street agrees that the purposes and objectives of the Master Services Agreement apply to this Service Module, subject to the limitations set forth therein.

2.	OVERVIEW AND STRUCTURE.

2.1	Overview. Subject to the terms and conditions of the Master Services Agreement and this Service Module, as of the Service Module Effective Date, State Street will provide the Custodial Services described in this Service Module, and the schedules hereto to each BTC Recipient. This Service Module will include the following Schedules:

Schedule 30-A	Service Levels
Schedule 30-B	KPIs
Schedule 30-C	Fee Schedule

3.	DEFINITIONS.

3.1	Generally. Defined terms used in this Service Module and the Schedules hereto and the Appendices thereto, have the meanings set forth in the Master Services Agreement, unless otherwise defined in this Service Module.

3.2	Defined Terms. Whenever used herein, the terms listed below will have the following, meaning:

(a)	“1933 Act” will mean the United States Securities Act of 1933, as amended.

(b)	“Portfolio Security” will mean any Security owned by the BTC Recipient.

(c)	“Security” will have the same meaning as when such term is used in the 1933 Act including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

4.	TERM.

The term of this Service Module will commence on the Service Module Effective Date and will continue until May 15, 2014, unless terminated earlier or extended in accordance with the terms of this Service Module or the Master Services Agreement. This Agreement shall terminate upon the termination of: (a) the Master Services Agreement; or (b) the iGroup Module.

5.	TERMS OF APPOINTMENT.

5.1	State Street Appointed as Custodian. The BTC Recipient hereby appoints State Street as a custodian of its portfolio securities and cash delivered to State Street as hereinafter described, and State Street agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Service Module, the BTC Recipient agrees to pay to State Street fees, in accordance with Section 13.1, as may be agreed to from time to time in writing between the Parties. As custodian, State Street shall have general responsibility for the safekeeping of all securities, cash and other property of the BTC Recipient that are received by State Street. Except as otherwise provided herein, State Street will receive and hold pursuant to the terms hereof, in a separate account or accounts and physically segregated (solely with respect to physical assets and only to the extent reasonably practicable) at all times from those of other persons, any and all property which may be received by it for the account of the BTC Recipient. All such property will be held or disposed of by State Street only upon receipt of Proper Instructions (which may be standing instructions), including with respect to the posting of initial or variation margin from time to time identified by the BTC Recipient pursuant to Proper Instructions.

5.2	Use of Depositories. State Street may deposit and/or maintain securities owned by the BTC Recipient in a Depository in compliance with the conditions of Rule 17f-4 under the 1940 Act.

6.	SERVICE LEVELS.

Schedules 30-A and B set forth the Service Levels and Key Performance Indicators applicable to the Services under this Service Module. State Street will perform the Services under this Service Module in accordance with such Service Levels and Key Performance Indicators and Section 3 of the Master Services Agreement.

7.	SEGREGATION AND REGISTRATION.

7.1	State Street will, upon receipt of Proper Instructions on behalf of the BTC Recipient, establish and maintain a segregated account or accounts for and on behalf of the BTC Recipient, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by State Street: (a) in accordance with the provisions of any agreement among the BTC Recipient, State Street and a broker-dealer registered under the Exchange Act and a member of FINRA or any futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the BTC Recipient; (b) for purposes of segregating U.S. cash, U.S. Government securities, or other U.S. securities in connection with swaps or other transactions by the BTC Recipient related to an ISDA Master Agreement; (c) for purposes of segregating U.S. cash or U.S. Government securities in connection with options purchased, sold or written by the BTC Recipient or commodity futures contracts or options thereon purchased or sold by the BTC Recipient; (d) for the purposes of achieving the equivalent of compliance by the BTC Recipient with the procedures required by 1940 Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies; and (e) for any other purpose upon receipt of Proper Instructions from or on behalf of the BTC Recipient.

7.2	Domestic securities held by State Street (other than bearer securities) will be registered in the name of the BTC Recipient or in the name of any nominee of the BTC Recipient or of any nominee of State Street which nominee will be assigned exclusively to the BTC Recipient, unless the BTC Recipient has authorized in writing the appointment of a nominee to be used in common with other entities having the same commodity trading advisor or other advisor as the BTC Recipient, or in the name or nominee name of any agent or in the name or nominee name of any delegee of State Street that is properly appointed. All securities accepted by State Street on behalf of the BTC Recipient under the terms of this Service Module will be in “street name” or other good delivery form.

8.	REDEMPTIONS.

In the case of payment of assets of the BTC Recipient held by State Street in connection with redemptions and repurchases by the BTC Recipient of outstanding shares, State Street will rely on notification by the BTC Recipient’s transfer agent (or equivalent) of receipt of a request for redemption before such payment is made. Payment will be made in accordance with the organizational documents of the BTC Recipients from assets available for said purpose.

9.	MAINTENANCE OF RECORDS.

9.1	State Street will create and maintain all records relating to its Services and obligations under this Service Module in such manner as will meet the obligations of the BTC Recipient under the State Street Laws and State Street known laws. All such records will remain the property of the BTC Recipient and will at all times during the regular business hours of State Street be open for inspection by duly authorized officers, employees, agents or representatives of the BTC Recipient (including those of its commodity pool operator and commodity trading advisor) and employees and agents of the SEC, the CFTC and the National Futures Association. State Street will, at the BTC Recipient’s request, supply the BTC Recipient with a tabulation of securities owned by the BTC Recipient and held by State Street and will, when requested to do so by the BTC Recipient, include certificate numbers in such tabulations.

9.2	State Street will furnish the BTC Recipient with such daily information regarding the cash, securities positions and activity of the BTC Recipient as State Street and the BTC Recipient will from time to time agree.

9.3	State Street will provide the BTC Recipient, at such times as the BTC Recipient may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by State Street under this Service Module; such reports, will be of sufficient scope and in sufficient detail, as may reasonably be required by the BTC Recipient to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports will so state.

9.4	State Street will assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

10.	REPORTS.

State Street will provide the BTC Recipient with a 38a-1 certificate on a quarterly basis, and a 38a-1 auditor’s report on at least an annual basis.

11.	AGENTS AND SUB-CUSTODIANS WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD IN THE UNITED STATES.

11.1	State Street may employ agents in the performance of its duties hereunder, including sub-custodians, provided that any such sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the property of the BTC Recipient held in the United States. State Street will notify the BTC Recipient in writing of the identity and the qualifications of such sub-custodians. State Street will be responsible for the acts and omissions of its agents hereunder as if performed by State Street hereunder. The employment of such agents will be in accordance with Section 4.4 of the Master Services Agreement. Without limiting the foregoing, certain duties of State Street hereunder may be performed by one or more Affiliates of State Street.

11.2	Upon receipt of Proper Instructions, State Street may employ sub-custodians selected by the BTC Recipient, provided that: (a) any such sub-custodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the property of the BTC Recipient held in the United States. State Street will notify the BTC Recipient in writing of any change in the identity and the qualifications of such sub-custodians. State Street will not be responsible for the acts or omissions of sub-custodians selected by or at the direction of the BTC Recipient. In addition, State Street will not be permitted to use as sub-custodians entities that are affiliates of the BTC Recipient. The BTC Recipient shall provide State Street with a current list of the identities of their affiliates on a quarterly basis or more frequently if such list of affiliates is revised during a quarter.

11.3	The BTC Recipient acknowledges that State Street may use domestic Depositories and their related nominees to hold, receive, exchange, release, lend, deliver and otherwise deal with Securities and to receive and remit, on behalf of the BTC Recipient, all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

12.	REPRESENTATIONS AND WARRANTIES.

State Street warrants that it has and will maintain at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act in connection with acting as custodian of the Portfolio Securities of the BTC Recipient.

13.	FEES, EXPENSES AND ADVANCES.

13.1

Fees and Expenses of State Street. The BTC Recipient will pay State Street the fees set forth in Schedule 30-C hereto for the Services provided by State Street under this Service Module. Any payment obligations of the BTC Recipient hereunder shall be deemed satisfied if paid by BlackRock Institutional Trust Company, N.A. or iShares® Delaware Trust Sponsor LLC on its behalf.

13.2	Advances by State Street. State Street may, in its sole discretion, advance funds on behalf of the BTC Recipient to make any payment permitted by this Service Module upon receipt of any Proper Instruction required by this Service Module for such payments. Should such a payment(s) with advanced funds, result in an overdraft (due to insufficiencies of the BTC Recipient’s account with State Street, or for any other reason) any such overdraft or related indebtedness will be deemed a loan made by State Street to the BTC Recipient payable on demand and bearing interest from the date incurred at the rate agreed upon by State Street and the BTC Recipient as of the date hereof. The BTC Recipient agrees that State Street shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the BTC Recipient’s benefit or in which the BTC Recipient has an interest and which is then in State Street’s possession or control (or in the possession or control of any third party acting on State Street’s behalf). The BTC Recipient authorizes State Street, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of the BTC Recipient on State Street’s books.

14.	MISCELLANEOUS

14.1	Notices. Any formal notice, consent, approval, acceptance, agreement or other communication given pursuant to this Service Module will be in writing and will be effective either when delivered personally to the Party for whom intended, facsimile (with confirmation of delivery), or overnight delivery services (with confirmation of delivery) (unless delivered after normal business hours, in which case it will be deemed the next Business Day), addressed to such Parties as specified below. A Party may designate a different address by notice to the other Party given in accordance herewith.

For the BTC Recipient:	iShares® Delaware Trust Sponsor LLC
400 Howard Street
San Francisco, CA 94105
Attention: Legal Department

With Copy To:

BlackRock Fund Advisors

400 Howard Street

San Francisco, CA 94105

Attention: Legal Department

BlackRock Institutional Trust Company, N.A.

400 Howard Street

San Francisco, CA 94105

Attention: Legal Department

For State Street:	State Street Bank and Trust Company 800 Boylston Street Boston, MA 02116 Facsimile: (617) 662-8427 Attention: Michael Fontaine, Senior Vice President

With Copy To:	State Street Bank and Trust Company GSA Legal Division 2 Avenue de Lafayette – 2nd Floor Boston, MA 02111 Facsimile: (617) 662-2702 Attention: Senior Managing Counsel, Legal Department

14.2	Survival. Notwithstanding anything to the contrary in this Service Module, each Party’s obligations under Sections 9 and 14 hereof will continue and remain in full force and effect after the termination of this Service Module. In addition, Sections 1, 2, 3 and 5 through 13 will continue and remain in full force and effect during the period during which State Street is required to provide Disengagement Assistance with respect to the Services hereunder after termination or expiration of this Service Module.

14.3	Single Agreement. This Service Module (including any exhibits, appendices and schedules hereto), together with the iGroup Module, the License Agreements and the Master Services Agreement, including any exhibits, appendices and schedules thereto, constitutes the entire agreement between State Street and the BTC Recipient as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Service Module has been executed and delivered between State Street and the BTC Recipient.

14.4	Prior Service Modules. This Service Module supersedes and terminates, as of the date hereof, all prior service modules for custodial services between State Street and the BTC Recipient.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Service Module to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and the year first above written.

iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST, as the BTC Recipient By: BlackRock Institutional Trust Company, N.A., as trustee	STATE STREET BANK AND TRUST COMPANY

Name: Title:	Name: Michael F. Rogers Title: Executive Vice President